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                                    EXHIBIT I



Item 3

         (b)      X       Bank as defined in Section 3(a)(b) of the Act

                          Chancellor LGT Trust Company

         (c)      X       Investment Adviser registered under Section 203 of the
Investment Advisers Act of 1940.

                          Chancellor LGT Asset Management, Inc.